UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2017

CATHAY GENERAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	001-31830	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California	90012
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (213) 625-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Award of Restricted Stock Units

On March 27, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the award of time-based restricted stock units under the Company’s 2005 Incentive Plan, as amended and restated effective May 18, 2015 (“Plan”), for each of Dunson K. Cheng, Executive Chairman of the Board, and Pin Tai, Chief Executive Officer and President, having a value of $150,000 based on the closing price of the Company’s common stock on March 10, 2017. The restricted stock units vest in three equal installments on the first, second and third anniversaries of the date of grant. Each restricted stock unit represents the right to receive one share of common stock of the Company, subject to adjustment in accordance with the award agreements and the Plan. Upon vesting, a number of shares equal to the number of restricted stock units that have vested will be distributed to the officer as soon as administratively practicable, but no later than February 15th of the year following the year in which the vesting date occurs (or the date on which vesting may be accelerated as described below).

If, prior to the final vesting date, (1) the officer dies, incurs a Total and Permanent Disability (as defined) or terminates employment on account of Retirement (as defined) or (2) there is a Change in Control of the Company, the vesting of the restricted stock units is accelerated and all restricted stock units are deemed to be fully vested. For this purpose, “Retirement” means the termination of employment after March 27, 2019, by reason of having attained age 65, or having attained age 60 and having completed ten or more consecutive years of employment with the Company or its affiliates. If the officer experiences a termination of employment at any time prior to a vesting date for any other reason, then all remaining unvested restricted stock units are forfeited.

The officer is required to return to the Company the restricted stock units or, where applicable, the fair market value of the shares as of the date they become transferable to the extent the Company determines that they were granted or issued based on materially inaccurate financial statements or performance metric criteria that are later found to be materially inaccurate.

Riders to the award agreements provide for a cancellation of restricted stock unit awards or repayment under certain circumstances. In the event a restatement of financial results of the Company as described in the riders occurs, up to 50% of the aggregate awards under the award agreements for that individual can be forfeited or cancelled, whether or not such units are vested. If a distribution of shares has already occurred, provision is made for the surrender of up to 50% of the total shares received or, if shares have been sold, repayment the proceeds, but in no event more than 50% of the aggregate fair market value of all shares received by the employee pursuant to the award agreements. The riders apply in addition to the requirements of the Sarbanes-Oxley Act of 2002 and any rules and regulations promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Copies of the form of Restricted Stock Unit Agreement (Time-Based Shares) and Restricted Stock Unit Agreement (Clawback Rider) are attached to this Form 8-K, and the foregoing summary of the restricted stock unit awards is qualified by reference to those Agreements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Restricted Stock Unit Agreement (Time-Based Shares)
10.2	Form of Restricted Stock Unit Agreement (Clawback Rider)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 30, 2017

CATHAY GENERAL BANCORP

By:	/s/ Heng W. Chen
Heng W. Chen
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

10.1	Form of Restricted Stock Unit Agreement (Time-Based Shares)
10.2	Form of Restricted Stock Unit Agreement (Clawback Rider)